Exhibit 99

National City Corporation	Fidelity Bankshares, Inc.
Investors	Investors
Jennifer Hammarlund	Vince A. Elhilow
(216) 222-9849	or
Richard D. Aldred
(561) 803-9980

Media	Media
Kristen Baird Adams	Dennis Casey
(216) 346-6803	(561) 301-1067
or
Kelly Wagner Amen
(216) 222-9514
NATIONAL CITY AND FIDELITY BANKSHARES ANNOUNCE DEFINITIVE
AGREEMENT FOR NATIONAL CITY TO ACQUIRE FIDELITY
CLEVELAND—July 27, 2006— National City Corporation (NYSE: NCC) and Fidelity Bankshares, Inc. (NASDAQ: FFFL) today announced that they have reached a definitive agreement for National City to acquire Fidelity Bankshares.
Fidelity is the 4th largest publicly traded banking institution based in Florida. Headquartered in West Palm Beach, Fidelity has $4.2 billion in total assets and operates 52 branches along Florida’s east coast, from Port St. Lucie to Ft. Lauderdale. Upon completion of this transaction and National City’s pending acquisition of Fort Pierce-based Harbor Florida Bancshares, Inc. (NASDAQ: HARB), National City will have a 92-branch network along Florida’s east coast, with total assets of more than $7 billion.
“Consistent with our strategy, Fidelity is a well-run institution with a sizeable branch network situated in an attractive growth market,” said David A. Daberko, chairman and chief executive officer of National City. “We intend to build on this impressive franchise with our full suite of products and services, including consumer and small business lending, credit card, expanded corporate banking and wealth management.”
“This partnership will be good for our customers, shareholders, employees and communities. Joining forces with National City will enhance our product and service offerings and greatly expand the channels through which we meet the financial services needs of our customers,” said Vince A. Elhilow, chairman and chief executive officer of Fidelity Bankshares.
That network will include National City’s 1,200 branches and 1,900 ATMs in seven other states, including Ohio, Illinois, Indiana, Kentucky, Michigan, Missouri and Pennsylvania.

“Fidelity Bankshares has longstanding ties to Southeast Florida, and we’re proud to team up with a company that shares our commitment to our customers and our communities,” said Mr. Elhilow, who upon completion of the transaction, will remain as chairman and CEO. “Local decision making is and will remain a central theme of National City’s business model, as will a commitment to supporting the communities it serves.”
To demonstrate that commitment, National City will establish a $2 million charitable fund to benefit the communities currently served by Fidelity.
Under terms of the agreement, Fidelity stockholders may elect to receive $39.50 in cash or 1.0977 shares of NCC common stock subject to allocation procedures that will allow 50 percent of the FFFL shares outstanding to receive cash and 50 percent to receive stock. The transaction has a total indicated value of approximately $1 billion. Subject to regulatory and Fidelity stockholder approval, the transaction is expected to close in the first quarter of 2007.
While the Fidelity Bankshares and Harbor Florida acquisitions will mark National City’s first retail banking presence in Florida, the company has conducted business in the state for many years, primarily residential and commercial real estate lending, commercial finance, and personal wealth management.
Keefe, Bruyette & Woods, Inc. served as financial advisor to Fidelity. Luse, Gorman, Pomerenk and Schick, P.C., acted as legal counsel.
National City will host a conference call at 9:30 a.m. Eastern Time today, July 27, 2006, to discuss the proposed acquisition of Fidelity Bankshares. Interested parties may access the conference call by dialing 1-877-777-1971. The call will be open to the public with both media and individual investors invited to participate in a listen-only mode. Participants are encouraged to call in 15 minutes prior to the call in order to register for the event. The conference call will also be accessible via the National City’s Web site, www.nationalcity.com/investorrelations along with the accompanying slide presentation.
A replay of the conference call will be available from 1:00 p.m. Eastern Time on July 27, 2006, until midnight Eastern time on August 4, 2006. The replay will be accessible by calling 1-800-475-6701 (domestic) or 1-320-365-3844 (international) using the passcode of 837920 or via the company’s Web site.
In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the United States Securities and Exchange Commission (SEC). Stockholders are encouraged to read the registration statement, including the final proxy statement/prospectus that will be a part of the registration statement, because it will contain important information about the proposed transaction. Stockholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about National City Corporation and Fidelity Bankshares, Inc., without charge, at the SEC’s Web site, http://www.sec.gov, and the companies’ respective Web sites, www.nationalcity.com and www.fidelityfederal.com. Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to National City Corporation at 1900 East Ninth Street, Locator 2229, Cleveland, OH 44114 Attention: Investor Relations, 1-800-622-4204, or to Fidelity

Bankshares at 205 Datura Street, West Palm Beach, Florida 33401, Attention: Investor Relations, 561-803-9980.
The respective directors and executive officers of National City and Fidelity Bankshares and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding National City’s directors and executive officers is available in its proxy statement filed with the SEC on March 8, 2006, and information regarding Fidelity Bankshares directors and executive officers is available in its proxy statement filed with the SEC on March 24, 2006. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
This document contains forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.
The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of Fidelity Bankshares’ stockholders to approve the merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the merger may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with clients, employees or suppliers; increased competition and its effect on pricing, spending, third-party relationships and revenues; the risk of new and changing regulation in the U.S. and internationally. Additional factors that could cause National City’s and Fidelity Bankshares’ results to differ materially from those described in the forward-looking statements can be found in the 2006 Quarterly Reports on Form 10-Q, as they are filed, and the 2005 Annual Report on Form 10-K of National City and Fidelity Bankshares filed with the SEC. Copies of these filings are available at no cost on the SEC’s Web site, www.sec.gov, and on the companies’ respective Web sites, www.nationalcity.com and www.fidelityfederal.com. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.
About National City
National City Corporation (NYSE: NCC), headquartered in Cleveland, Ohio, is one of the nation’s largest financial holding companies. The company operates through an extensive banking network primarily in Ohio, Illinois, Indiana, Kentucky, Michigan, Missouri and Pennsylvania, and also serves customers in selected markets nationally. Its core businesses include commercial and retail banking, mortgage financing and servicing, consumer finance and asset management.
About Fidelity Bankshares, Inc.
Fidelity Bankshares, Inc. is a $4.2 billion banking institution based in West Palm Beach, Florida. Fidelity Bankshares is the holding company for Fidelity Federal Bank & Trust, which operates 52 branches along the eastern coast of Florida from Port St. Lucie to Ft. Lauderdale.
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